As filed with the Securities
                                        and Exchange Commission on May 13, 2002.
                                                          Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                     ----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CARBO CERAMICS INC.
               (Exact name of issuer as specified in its charter)

Delaware                                                            72-1100013
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                      6565 MacArthur Boulevard, Suite 1050
                               Irving, Texas 75039
                    (Address of principal executive offices)

                               CARBO CERAMICS INC.
              1996 STOCK OPTION PLAN FOR KEY EMPLOYEES, AS AMENDED
                            (Full title of the plan)

                                  Paul G. Vitek
            Senior Vice President of Finance, Chief Financial Officer
                               CARBO CERAMICS INC.
                      6565 MacArthur Boulevard, Suite 1050
                               Irving, Texas 75039
                                 (972) 401-0090
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Arthur H. Kohn, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of Securities To Be     Amount To Be      Proposed Maximum         Proposed Maximum     Amount of Registration
         Registered           Registered(1)     Offering Price Per       Aggregate Offering            Fee(2)
         ----------           -------------     ------------------       ------------------            ------
                                                     Share(2)                 Price(2)
Common Stock $.01 par value   250,000 Shares          $38.73                 $9,682,500                 $891
per share

Preferred Share Purchase
Rights (3)

(1) Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the CARBO Ceramics Inc. 1996 Stock Option Plan for Key Employees, as amended (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of CARBO Ceramics Inc. (the "Registrant").

(2) Estimated solely for purposes of calculation of the registration fee with respect to the shares being registered hereby pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices on May 8, 2002 of a share of Common Stock of the Registrant as reported on the New York Stock Exchange.

 (3) Rights initially trade together with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The contents of the Registrant's registration statement on Form S-8, previously filed on April 25, 1997, file number 333-25845, are hereby incorporated into this Registration Statement by reference. This Registration Statement is being filed pursuant to General Instruction (E) of the Form S-8 Rules under the Securities Act for the sole purpose of registering additional securities under the Plan.


Item 8. .Exhibits

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

-        Exhibit 4.5:  Amendment No. 1 to the Plan

-        Exhibit 4.6:  Shareholder Rights Plan

-        Exhibit 5.1:  Opinion re Legality

-        Exhibit 23.1:  Consent of Independent Auditors

-        Exhibit 23.2:  Consent of Counsel

-        Exhibit 24.1:  Power of Attorney

                                   SIGNATURES

                      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CARBO CERAMICS INC., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, as of the 9th day of April, 2002.

                                    CARBO CERAMICS INC.

                                    By:  /s/ William C. Morris
                                         ----------------------------------
                                         William C. Morris
                                         Chairman of the Board of Directors


          Each person whose signature appears below constitutes and appoints William C. Morris and Paul G. Vitek, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on the 9th day of April, 2002.

                           NAME                            TITLE
                           ----                            -----

                   /s/ C. Mark Pearson         President and Chief Executive
                   -------------------                Officer, Director
                       C. Mark Pearson          (Principal Executive Officer)


                   /s/ Paul G. Vitek         Senior Vice President, Finance,
                   ------------------            Chief Financial Officer
                       Paul G. Vitek             (Principal Financial and
                                                    Accounting Officer)

                   /s/ William C. Morris      Chairman of the Board of Directors
                   ---------------------
                       William C. Morris

                   /s/ Jesse P. Orsini                   Director
                   -------------------
                       Jesse P. Orsini

                   /s/ Robert S. Rubin                   Director
                   -------------------
                       Robert S. Rubin

                   /s/ Claude E. Cooke, Jr.              Director
                   ------------------------
                       Claude E. Cooke, Jr.

                   /s/ John J. Murphy                    Director
                   ------------------
                       John J. Murphy

                                  EXHIBIT INDEX

                                                                    Sequentially
                                                                      Numbered
Exhibit No.           Description          Method of Filing        Page Location
--------------------------------------------------------------------------------

4.5          Amendment No. 1 to the Plan   Filed herewith              6

4.6          Shareholder Rights Plan       Incorporated by reference   --
                                           from Form 8-A12B filed
                                           by CARBO Ceramics Inc.
                                           with the Commission on
                                           February 25, 2002

5.1          Opinion of Cleary, Gottlieb,  Filed herewith              7
             Steen & Hamilton
             regarding the validity of
             securities being registered

23.1         Consent of Independent        Filed herewith              9
             Auditors

23.2         Consent of Cleary, Gottlieb,  Filed herewith              7
             Steen & Hamilton (included
             in Exhibit 5.1)

24.1         Power of Attorney (included   Filed herewith              4
             on signature page)